                                                                    EXHIBIT 12.1

          COMPUTATION OF DEFICIENCY OF EARNINGS TO COVER FIXED CHARGES

                                                             NINE MONTHS ENDED JUNE
                          FISCAL YEAR ENDED SEPTEMBER 30,              30,                     PRO FORMA
                          ---------------------------------  ------------------------  -------------------------
                                                                                        FISCAL YEAR  NINE MONTHS
                                                                                           ENDED        ENDED
                                                                                       SEPTEMBER 30,  JUNE 30,
                            1993        1994        1995        1995         1996          1995         1996
                          ---------  ----------  ----------  -----------  -----------  ------------- -----------
Loss before income tax..  $(846,102) $ (906,461) $ (497,812) $(1,534,186) $(2,524,518)  $(1,321,223) $ (449,229)
Interest expense........    529,720   3,515,752   8,019,072    5,541,417    7,840,218     8,444,956   6,574,231
                          ---------  ----------  ----------  -----------  -----------   -----------  ----------
 Earnings (Loss) to
  cover
  fixed charges.........   (316,382)  2,609,291   7,521,260    4,007,231    5,315,700     7,123,733   6,125,002
                          =========  ==========  ==========  ===========  ===========   ===========  ==========
Interest expense........    529,720   3,515,752   8,019,072    5,541,417    7,840,218     8,444,956   6,574,231
                          ---------  ----------  ----------  -----------  -----------   -----------  ----------
 Fixed Charges..........    529,720   3,515,752   8,019,072    5,541,417    7,840,218     8,444,956   6,574,231
                          =========  ==========  ==========  ===========  ===========   ===========  ==========
Deficiency of Earnings
 to Cover
 Fixed Charges(1).......  $ 846,102  $  906,461  $  497,812  $ 1,534,186  $ 2,524,518   $ 1,321,223  $  449,229
                          =========  ==========  ==========  ===========  ===========   ===========  ==========

- ---------------------
(1) Represents the amount earnings are deficient to cover the fixed charges. This was calculated by subtracting the earnings from fixed charges.